Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any and all amendments thereto, with regard to the beneficial ownership of Common Stock, $0.001 par value, of Red Robin Gourmet Burgers, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to any such joint filing. In evidence thereof the undersigned hereby execute this Agreement as of the 5th day of October, 2004.

RR INVESTORS, LLC

By:	/s/ Stephen M. Burns
Name:	Stephen M. Burns
Title:	President

QUAD-C PARTNERS V, L.P.

By:	QUAD-C ADVISORS V, L.L.C., its general partner

	By:	/s/ Stephen M. Burns
	Name:	Stephen M. Burns
	Title:	Vice President

QUAD-C ADVISORS V, L.L.C.

By:	/s/ Stephen M. Burns
Name:	Stephen M. Burns
Title:	Vice President

/s/ Terrence D. Daniels
Terrence D. Daniels

/s/ Stephen M. Burns
Stephen M. Burns